Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Marilyn Mora
Cisco	Cisco
1 (408) 853-9848	1 (408) 527-7452
rojenkin@cisco.com	marilmor@cisco.com

CISCO REPORTS THIRD QUARTER EARNINGS

•	Q3 Revenue: $12.5 billion

•	Increase of 4% year over year

•	Recurring revenue was 32% of total revenue, up 2 points year over year

•	Q3 Earnings per Share: $0.56 GAAP; $0.66 non-GAAP

•	Q4 FY 2018 Guidance:

•	Revenue: 4% to 6% growth year over year

•	Earnings per Share: GAAP: $0.55 to $0.60; Non-GAAP: $0.68 to $0.70

SAN JOSE, Calif. — May 16, 2018 — Cisco today reported third quarter results for the period ended April 28, 2018. Cisco reported third quarter revenue of $12.5 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.7 billion or $0.56 per share, and non-GAAP net income of $3.2 billion or $0.66 per share.

“We are executing well against our strategy, our innovation pipeline has never been stronger, and we continue to make great progress in transforming towards more software and subscriptions,” said Chuck Robbins, Chairman and CEO, Cisco. “I am confident with our position in the industry and the impact we will continue to drive with our customers.”

GAAP Results

	Q3 FY 2018	Q3 FY 2017	Vs. Q3 FY 2017
Revenue	$12.5 billion	$11.9 billion	4%
Net Income	$2.7 billion	$2.5 billion	7%
Diluted Earnings per Share (EPS)	$0.56	$0.50	12%

Non-GAAP Results

	Q3 FY 2018	Q3 FY 2017	Vs. Q3 FY 2017
Net Income	$3.2 billion	$3.0 billion	6%
EPS	$0.66	$0.60	10%

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

“We delivered strong results in Q3 with solid revenue growth of 4% and non-GAAP EPS growth of 10%, said Kelly Kramer, CFO of Cisco. Our investment in innovation and continued execution are paying off. We saw broad-based strength across our portfolio, while continuing to shift our business model and deliver value for shareholders.”

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

Q3 FY 2018 Highlights

Revenue — Total revenue was $12.5 billion, up 4%, with product revenue up 5% and service revenue up 3%. 32% of total revenue was from recurring offers, up 2 percentage points from the third quarter of fiscal 2017. Revenue by geographic segment was: Americas up 2%, EMEA up 9%, and APJC up 7%. Product revenue performance was broad based with growth in Infrastructure Platforms which increased by 2%, Applications which increased by 19%, and Security which increased by 11%.

Gross Margin — On a GAAP basis, total gross margin and product gross margin were 62.3% and 61.0%, respectively. Product gross margin decreased compared with 61.7% in the third quarter of fiscal 2017.

Non-GAAP total gross margin and product gross margin were 63.9% and 62.9%, respectively. Non-GAAP product gross margin decreased compared with 63.2% in the third quarter of fiscal 2017. The decrease was primarily due to pricing and higher memory costs partially offset by improved productivity benefits.

GAAP service gross margin was 65.8% and non-GAAP service gross margin was 66.9%.

Total gross margins by geographic segment were: 64.4% for the Americas, 64.3% for EMEA and 61.7% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $4.6 billion, up 6%. Non-GAAP operating expenses were $4.0 billion, up 6%, and were 32.5% of revenue.

Operating Income — GAAP operating income was $3.1 billion, down 1%, with GAAP operating margin of 25.1%. Non-GAAP operating income was $3.9 billion, up 2%, with non-GAAP operating margin of 31.5%.

Provision for Income Taxes — The GAAP tax provision rate was 17.3%. The non-GAAP tax provision rate was 21.0%.

Net Income and EPS — On a GAAP basis, net income was $2.7 billion and EPS was $0.56. On a non-GAAP basis, net income was $3.2 billion, an increase of 6%, and EPS was $0.66, an increase of 10%.

Cash Flow from Operating Activities — was $2.4 billion, a decrease of 28% compared with $3.4 billion for the third quarter of fiscal 2017. Operating cash flow includes the payment of $1.3 billion of one-time foreign taxes as related to the Tax Cuts and Jobs Act. Operating cash flow increased 11%, normalized for these tax payments.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — were $54.4 billion at the end of the third quarter of fiscal 2018, compared with $73.7 billion at the end of the second quarter of fiscal 2018, and compared with $70.5 billion at the end of fiscal 2017. The total cash and cash equivalents and investments available in the United States at the end of the third quarter of fiscal 2018 were $47.5 billion.

Deferred Revenue — was $19.0 billion, up 9% in total, with deferred product revenue up 18%, driven largely by subscription-based and software offers, and deferred service revenue was up 4%. The portion of deferred product revenue related to recurring software and subscription offers increased 29%.

Capital Allocation — In the third quarter of fiscal 2018, Cisco declared and paid a cash dividend of $0.33 per common share, or $1.6 billion. For the third quarter of fiscal 2018, Cisco repurchased approximately 140 million shares of common stock under its stock repurchase program at an average price of $42.83 per share for an aggregate purchase price of $6.0 billion. The remaining authorized amount for stock repurchases under the program is $25.1 billion with no termination date.

Acquisitions and Divestitures

On May 1, 2018, we announced our intent to acquire Accompany, a privately held company that provides an AI-driven relationship intelligence platform. The Accompany acquisition closed in the fourth quarter of fiscal 2018. We also announced an agreement to sell our Service Provider Video Software Solutions (SPVSS) business. We expect this transaction to close in the first quarter of fiscal 2019 subject to regulatory approvals and customary closing conditions.

In the third quarter of 2018, we closed our acquisition of BroadSoft, Inc., a publicly held company that offers cloud calling and contact center solutions. We also closed our acquisition of Skyport Systems, Inc., a privately held company providing cloud-managed, hyper-converged systems that run and protect business critical applications.

Guidance for Q4 FY 2018

Cisco expects to achieve the following results for the fourth quarter of fiscal 2018:

Q4 FY 2018
Revenue	4% - 6% growth Y/Y
Non-GAAP gross margin rate	63% - 64%
Non-GAAP operating margin rate	29.5% - 30.5%
Non-GAAP tax provision rate	21%
Non-GAAP EPS	$0.68 - $0.70

Cisco estimates that GAAP EPS will be $0.55 to $0.60 in the fourth quarter of fiscal 2018.

A reconciliation between the Guidance for Q4 FY 2018 on a GAAP and non-GAAP basis is provided in the table entitled “GAAP to non-GAAP Guidance for Q4 FY 2018” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•	Q3 fiscal year 2018 conference call to discuss Cisco’s results along with its guidance will be held on Wednesday, May 16, 2018 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•	Conference call replay will be available from 4:00 p.m. Pacific Time, May 16, 2018 to 4:00 p.m. Pacific Time, May 23, 2018 at 1-888-568-0890 (United States) or 1-402-998-1566 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•	Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, May 16, 2018. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
REVENUE:
Product	$9,304	$8,885	$27,067	$26,678
Service	3,159	3,055	9,419	9,194

Total revenue	12,463	11,940	36,486	35,872

COST OF SALES:
Product	3,625	3,405	10,594	10,113
Service	1,079	1,017	3,208	3,081

Total cost of sales	4,704	4,422	13,802	13,194

GROSS MARGIN	7,759	7,518	22,684	22,678
OPERATING EXPENSES:
Research and development	1,590	1,507	4,706	4,560
Sales and marketing	2,325	2,226	6,894	6,866
General and administrative	561	487	1,601	1,498
Amortization of purchased intangible assets	67	59	188	201
Restructuring and other charges	82	70	332	614

Total operating expenses	4,625	4,349	13,721	13,739

OPERATING INCOME	3,134	3,169	8,963	8,939
Interest income	380	354	1,155	978
Interest expense	(237)	(219)	(719)	(639)
Other income (loss), net	(24)	(113)	48	(171)

Interest and other income (loss), net	119	22	484	168

INCOME BEFORE PROVISION FOR INCOME TAXES	3,253	3,191	9,447	9,107
Provision for income taxes (1)	562	676	13,140	1,922

NET INCOME (LOSS)	$2,691	$2,515	$(3,693)	$7,185

Net income (loss) per share:
Basic	$0.56	$0.50	$(0.76)	$1.43

Diluted	$0.56	$0.50	$(0.76)	$1.42

Shares used in per-share calculation:
Basic	4,791	5,005	4,892	5,015

Diluted	4,844	5,045	4,892	5,056

Cash dividends declared per common share	$0.33	$0.29	$0.91	$0.81

(1)	For the nine months ended April 28, 2018, the provision for income taxes includes an $11.1 billion charge as related to the enactment of the Tax Cuts and Jobs Act.

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	April 28, 2018
	Three Months Ended		Nine Months Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Americas	$7,161	2%	$21,515	2%
EMEA	3,281	9%	9,252	2%
APJC	2,021	7%	5,719	1%

Total	$12,463	4%	$36,486	2%

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

	April 28, 2018
	Three Months Ended	Nine Months Ended
Gross Margin Percentage:
Americas	64.4%	64.8%
EMEA	64.3%	64.0%
APJC	61.7%	61.3%

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	April 28, 2018
	Three Months Ended		Nine Months Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Infrastructure Platforms	$7,163	2%	$20,827	—%
Applications	1,309	19%	3,696	10%
Security	583	11%	1,726	8%
Other Products	249	(6)%	818	(11)%

Total Product	9,304	5%	27,067	1%
Services	3,159	3%	9,419	2%

Total	$12,463	4%	$36,486	2%

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	April 28, 2018	July 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$6,719	$11,708
Investments	47,712	58,784
Accounts receivable, net of allowance for doubtful accounts of $115 at April 28, 2018 and $211 at July 29, 2017	4,274	5,146
Inventories	1,900	1,616
Financing receivables, net	4,868	4,856
Other current assets	1,668	1,593

Total current assets	67,141	83,703
Property and equipment, net	3,082	3,322
Financing receivables, net	4,915	4,738
Goodwill	31,654	29,766
Purchased intangible assets, net	2,681	2,539
Deferred tax assets	3,044	4,239
Other assets	1,491	1,511

TOTAL ASSETS	$114,008	$129,818

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$7,736	$7,992
Accounts payable	1,552	1,385
Income taxes payable	962	98
Accrued compensation	2,966	2,895
Deferred revenue	11,301	10,821
Other current liabilities	4,125	4,392

Total current liabilities	28,642	27,583
Long-term debt	20,336	25,725
Income taxes payable	9,076	1,250
Deferred revenue	7,652	7,673
Other long-term liabilities	1,641	1,450

Total liabilities	67,347	63,681

Total equity	46,661	66,137

TOTAL LIABILITIES AND EQUITY	$114,008	$129,818

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Nine Months Ended
	April 28, 2018	April 29, 2017
Cash flows from operating activities:
Net income (loss)	$(3,693)	$7,185
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization, and other	1,676	1,708
Share-based compensation expense	1,184	1,124
Provision for receivables	(104)	20
Deferred income taxes	1,013	(125)
Excess tax benefits from share-based compensation	—	(125)
(Gains) losses on divestitures, investments and other, net	(159)	156
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	1,064	1,253
Inventories	(289)	(149)
Financing receivables	(165)	(773)
Other assets	(135)	140
Accounts payable	148	149
Income taxes, net	8,795	(112)
Accrued compensation	53	(154)
Deferred revenue	415	592
Other liabilities	(237)	(1,014)

Net cash provided by operating activities	9,566	9,875

Cash flows from investing activities:
Purchases of investments	(14,132)	(35,562)
Proceeds from sales of investments	12,422	24,414
Proceeds from maturities of investments	12,259	8,390
Acquisition of businesses, net of cash and cash equivalents acquired	(2,789)	(3,211)
Proceeds from business divestitures	27	—
Purchases of investments in privately held companies	(126)	(172)
Return of investments in privately held companies	163	168
Acquisition of property and equipment	(620)	(756)
Proceeds from sales of property and equipment	54	6
Other	(3)	35

Net cash provided by (used in) investing activities	7,255	(6,688)

Cash flows from financing activities:
Issuances of common stock	318	418
Repurchases of common stock - repurchase program	(11,562)	(2,516)
Shares repurchased for tax withholdings on vesting of restricted stock units	(541)	(497)
Short-term borrowings, original maturities of 90 days or less, net	(2,502)	2,000
Issuances of debt	6,877	6,232
Repayments of debt	(9,875)	(4,151)
Excess tax benefits from share-based compensation	—	125
Dividends paid	(4,433)	(4,063)
Other	(92)	(250)

Net cash used in financing activities	(21,810)	(2,702)

Net increase (decrease) in cash and cash equivalents	(4,989)	485
Cash and cash equivalents, beginning of period	11,708	7,631

Cash and cash equivalents, end of period	$6,719	$8,116

Supplemental cash flow information:
Cash paid for interest	$739	$727
Cash paid for income taxes, net	$3,332	$2,159

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	April 28, 2018	January 27, 2018	April 29, 2017
Deferred revenue:
Service	$10,960	$10,963	$10,532
Product:
Deferred revenue related to recurring software and subscription offers	5,635	5,451	4,352
Other product deferred revenue	2,358	2,374	2,438

Total product deferred revenue	7,993	7,825	6,790

Total	$18,953	$18,788	$17,322

Reported as:
Current	$11,301	$11,102	$10,344
Noncurrent	7,652	7,686	6,978

Total	$18,953	$18,788	$17,322

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2018
April 28, 2018	$0.33	$1,572	140	$42.83	$6,015	$7,587
January 27, 2018	$0.29	$1,425	103	$39.07	$4,011	$5,436
October 28, 2017	$0.29	$1,436	51	$31.80	$1,620	$3,056
Fiscal 2017
July 29, 2017	$0.29	$1,448	38	$31.61	$1,201	$2,649
April 29, 2017	$0.29	$1,451	15	$33.71	$503	$1,954
January 28, 2017	$0.26	$1,304	33	$30.33	$1,001	$2,305
October 29, 2016	$0.26	$1,308	32	$31.12	$1,001	$2,309

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended		Nine Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
GAAP net income (loss)	$2,691	$2,515	$(3,693)	$7,185
Adjustments to cost of sales:
Share-based compensation expense	57	56	168	163
Amortization of acquisition-related intangible assets	161	124	444	343
Supplier component remediation charge (adjustment), net	(9)	(13)	(41)	(29)
Acquisition-related/divestiture costs	2	—	4	1
Legal and indemnification settlements	—	—	122	—

Total adjustments to GAAP cost of sales	211	167	697	478

Adjustments to operating expenses:
Share-based compensation expense	342	349	1,010	963
Amortization of acquisition-related intangible assets	67	59	188	201
Acquisition-related/divestiture costs	89	43	195	157
Significant asset impairments and restructurings	82	70	332	614

Total adjustments to GAAP operating expenses	580	521	1,725	1,935

Total adjustments to GAAP income (loss) before provision for income taxes	791	688	2,422	2,413

Income tax effect of non-GAAP adjustments	(168)	(177)	(613)	(612)
Significant tax matters (1)	(119)	—	11,261	—

Total adjustments to GAAP provision for income taxes	(287)	(177)	10,648	(612)

Non-GAAP net income	$3,195	$3,026	$9,377	$8,986

Net income (loss) per share: (2)
GAAP	$0.56	$0.50	$(0.76)	$1.42

Non-GAAP	$0.66	$0.60	$1.90	$1.78

(1)	Cisco recorded charges relating to significant tax matters that were excluded from non-GAAP net income for the first nine months of fiscal 2018. $11.1 billion of these charges were provisional amounts related to the enactment of the Tax Cuts and Jobs Act comprised of $8.9 billion related to the U.S. transition tax, $1.2 billion related to foreign withholding tax and $1.0 billion related to the re-measurement of net deferred tax assets. The amounts are provisional based on Securities and Exchange Commission Staff Accounting Bulletin No. 118. The remaining $0.2 billion was related to other significant tax matters.

(2)	GAAP net loss per share for the nine months ended April 28, 2018 is calculated using basic shares of 4,892 million, due to the net loss resulting from the tax charge as discussed in footnote (1). Non-GAAP net income per share for the period is calculated using diluted shares of 4,936 million, as the Company had non-GAAP net income for this period.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, AND NET INCOME

(In millions, except percentages)

	Three Months Ended
	April 28, 2018
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Net Income	Y/Y
GAAP amount	$5,679	$2,080	$7,759	$4,625	6%	$3,134	(1)%	$2,691	7%
% of revenue	61.0%	65.8%	62.3%	37.1%		25.1%		21.6%
Adjustments to GAAP amounts:
Share-based compensation expense	24	33	57	342		399		399
Amortization of acquisition-related intangible assets	161	—	161	67		228		228
Supplier component remediation charge (adjustment), net	(9)	—	(9)	—		(9)		(9)
Acquisition/divestiture-related costs	1	1	2	89		91		91
Significant asset impairments and restructurings	—	—	—	82		82		82
Income tax effect/significant tax matters	—	—	—	—		—		(287)

Non-GAAP amount	$5,856	$2,114	$7,970	$4,045	6%	$3,925	2%	$3,195	6%

% of revenue	62.9%	66.9%	63.9%	32.5%		31.5%		25.6%

	Three Months Ended
	April 29, 2017
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Net Income
GAAP amount	$5,480	$2,038	$7,518	$4,349	$3,169	$2,515
% of revenue	61.7%	66.7%	63.0%	36.4%	26.5%	21.1%
Adjustments to GAAP amounts:
Share-based compensation expense	22	34	56	349	405	405
Amortization of acquisition-related intangible assets	124	—	124	59	183	183
Supplier component remediation charge (adjustment), net	(13)	—	(13)	—	(13)	(13)
Acquisition/divestiture-related costs	—	—	—	43	43	43
Significant asset impairments and restructurings	—	—	—	70	70	70
Income tax effect	—	—	—	—	—	(177)

Non-GAAP amount	$5,613	$2,072	$7,685	$3,828	$3,857	$3,026

% of revenue	63.2%	67.8%	64.4%	32.1%	32.3%	25.3%

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, AND NET INCOME (LOSS)

(In millions, except percentages)

	Nine Months Ended
	April 28, 2018
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Net Income (Loss)	Y/Y
GAAP amount	$16,473	$6,211	$22,684	$13,721	—%	$8,963	—%	$(3,693)	(151)%
% of revenue	60.9%	65.9%	62.2%	37.6%		24.6%		(10.1)%
Adjustments to GAAP amounts:
Share-based compensation expense	70	98	168	1,010		1,178		1,178
Amortization of acquisition-related intangible assets	444	—	444	188		632		632
Supplier component remediation charge (adjustment), net	(41)	—	(41)	—		(41)		(41)
Legal and indemnification settlements	122	—	122	—		122		122
Acquisition/divestiture-related costs	1	3	4	195		199		199
Significant asset impairments and restructurings	—	—	—	332		332		332
Income tax effect/significant tax matters (1)	—	—	—	—		—		10,648 (1)

Non-GAAP amount	$17,069	$6,312	$23,381	$11,996	2%	$11,385	—%	$9,377	4%

% of revenue	63.1%	67.0%	64.1%	32.9%		31.2%		25.7%

(1)	Includes an $11.1 billion charge as related to the enactment of the Tax Cuts and Jobs Act.

	Nine Months Ended
	April 29, 2017
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Net Income
GAAP amount	$16,565	$6,113	$22,678	$13,739	$8,939	$7,185
% of revenue	62.1%	66.5%	63.2%	38.3%	24.9%	20.0%
Adjustments to GAAP amounts:
Share-based compensation expense	62	101	163	963	1,126	1,126
Amortization of acquisition-related intangible assets	343	—	343	201	544	544
Supplier component remediation charge (adjustment), net	(29)	—	(29)	—	(29)	(29)
Acquisition/divestiture-related costs	—	1	1	157	158	158
Significant asset impairments and restructurings	—	—	—	614	614	614
Income tax effect	—	—	—	—	—	(612)

Non-GAAP amount	$16,941	$6,215	$23,156	$11,804	$11,352	$8,986

% of revenue	63.5%	67.6%	64.6%	32.9%	31.6%	25.1%

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended		Nine Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
GAAP effective tax rate (1)	17.3%	21.2%	139.1%	21.1%
Total adjustments to GAAP provision for income taxes	3.7%	0.8%	(118.1)%	0.9%

Non-GAAP effective tax rate	21.0%	22.0%	21.0%	22.0%

(1)	Includes an $11.1 billion charge as related to the enactment of the Tax Cuts and Jobs Act for the nine months ended April 28, 2018.

GAAP TO NON-GAAP GUIDANCE FOR Q4 FY 2018

Q4 FY 2018	Gross Margin Rate	Operating Margin Rate	Tax Provision Rate	Earnings per Share (2)
GAAP	61.5% - 62.5%	24% - 25%	20%	$0.55 - $0.60
Estimated adjustments for:
Share-based compensation expense	0.5%	3.0%	—	$0.05 - $0.06
Amortization of purchased intangible assets and other acquisition-related/divestiture costs	1.0%	2.5%	—	$0.05 - $0.06
Restructuring and other charges (1)	—	—	—	$0.00 - $0.01
Income tax effect of non-GAAP adjustments	—	—	1%

Non-GAAP	63% - 64%	29.5% - 30.5%	21%	$0.68 - $0.70

(1)	In the third quarter of fiscal 2018, Cisco initiated a restructuring plan in order to realign the organization and enable further investment in key priority areas. The total pre-tax cash charges to the GAAP financial results is estimated to be approximately $300 million consisting of severance and other one-time benefits, and other associated costs. We expect to recognize up to $50 million of these charges in the fourth quarter of fiscal 2018 with the remaining amount to be recognized through fiscal 2019.

(2)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, asset impairments, restructurings and significant tax matters or other events, which may or may not be significant unless specifically stated.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as execution on our strategy, our investment in innovation and ability to continue to build a strong innovation pipeline, continued progress in transforming our business toward more software and subscriptions, our ability to maintain our position in the industry and the impact we will continue to drive with our customers, continued broad-based strength across our portfolio, and our ability to continue to execute well, deliver profitable growth and return capital to our shareholders) and the future financial performance of Cisco (including the guidance for Q4 FY 2018) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, key growth areas, and in certain geographical locations, as well as maintaining leadership in routing, switching and services; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; our ability to achieve the benefits of the announced restructuring and possible changes in the size and timing of the related charges; man-made problems such as cyber-attacks, data protection breaches, computer viruses or terrorism; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on February 20, 2018 and September 7, 2017, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three and nine months ended April 28, 2018 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, significant gains and losses on investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

About Cisco

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